UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 11, 2008

Quest Software, Inc.

(Exact name of registrant as specified in its charter)

California	000-26937	33-0231678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Polaris Way, Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (949) 754-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 11, 2008, Quest Software, Inc. (“Quest”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with NetPro Computing, Inc. (“NetPro”) pursuant to which Quest acquired NetPro, a privately-held company based in Phoenix, Arizona that provides Microsoft infrastructure and systems management products. Pursuant to the Merger Agreement, Nimble Acquisition Corp., a newly formed Quest subsidiary, merged with and into NetPro, with NetPro surviving the merger as a wholly-owned subsidiary of Quest. Quest paid approximately $78.7 million in cash, including $13.5 million in cash that was placed in an indemnity escrow fund at the closing of the transaction, and that will ultimately be distributed to NetPro’s stockholders (subject to claims that may be made by Quest against the indemnity escrow fund).

A copy of the press release announcing the acquisition is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release issued by Quest Software, Inc. on September 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST SOFTWARE, INC.

Date: September 15, 2008	By:	/s/ Scott J. Davidson
Scott J. Davidson
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

99.1	Press release issued by Quest Software, Inc. on September 12, 2008.